Exhibit 99.1

JAKKS PACIFIC REPORTS FOURTH QUARTER 2021 FINANCIAL RESULTS

STRONGEST FULL-YEAR RESULTS IN 5 YEARS DESPITE SOARING FREIGHT COSTS

SANTA MONICA, California, February 17, 2022 – JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the fourth quarter ended December 31, 2021.

Fourth Quarter 2021

●	Net sales were $188.0 million compared to $128.3 million last year; a 47% increase
●	Gross margin of 26.6%, negatively impacted by a 950+ basis-point increase in ocean and inbound freight expenses
o	Gross profit of $50.0 million; the highest Q4 level since 2016
●	U.S. toy retail POS at top three accounts up 10% vs. Q4 ‘20, retail inventory level up 8% vs. Q4 ‘20
●	Net loss attributable to common stockholders of $3.5 million, down from a loss of $11.7 million in Q4 ‘20
●	Adjusted net income attributable to common stockholders of $1.3 million, up from an adjusted net loss of $3.6 million in Q4 ‘20
●	Adjusted EBITDA of $5.0 million, up from $3.9 million in Q4 ’20.

Full-Year 2021

●	Net sales were $621.1 million compared to $515.9 million last year; a 20% increase
●	Gross margin of 29.5%; highest since 2016
●	Operating income of $38.8 million - highest level in 10+ years
●	Net loss attributable to common stockholders of $7.3 million, down from a net loss of $15.5 million in 2020
●	Adjusted EBITDA of $49.2 million up 75% vs. $28.1 million in 2020
●

Adjusted net income attributable to common stockholders of $23.6 million ($2.59 per diluted share), up from an adjusted net loss attributable to common stockholders of $6.3 million ($1.72 per diluted share) in 2020

●	Strong liquidity of $102.0 million with cash and cash equivalents (including restricted cash) of $45.3 million and revolver availability of $56.7 million

Management Commentary

“We close 2021 with tremendous pride in our team’s performance, delivering great products and great results in a challenging operating environment,” said Stephen Berman, JAKKS Pacific’s Chairman and CEO. “We continued to see exceptional top-line growth across a broad array of brands and categories along with continued margin expansion, despite an unprecedented increase in supply-chain costs. Ocean freight, port fees and trucking expenses all had a dramatic effect on our quarterly results. These developments forced us to implement a price increase for the back half of 2022 to offset some of these higher costs. We continue to work through these challenges to meet our customers’ orders and ensure that shelves are full. In addition, our support of the FOB business model allows those customers with better freight terms to capitalize on the current demand for our product. Consistent with Q3, we accelerated our import of inventory to support resetting for the new year, as disruptions in Asia continue.

“We are excited to maintain the momentum we saw in our major brands during the holiday season, as well as looking forward to new entertainment support planned for some of our brands this year. Although the major toy fairs in NY and Germany were once again cancelled, we remain in constant dialogue with our customers about maximizing 2022 opportunities and within a couple months what we will bringing to market in Spring 2023.”

Fourth Quarter and Full-Year Results

Net sales for the fourth quarter 2021 were $188.0 million up 47% versus $128.3 million last year. The increase reflects a combination of Q3 sales that pushed to Q4 due to supply-chain issues as well as supporting great sell-through during the holiday season. Net sales in the Toys/Consumer Products segment were up 48% globally, 49% in North America and 42% in International. For the full-year, North America Toys/Consumer Products was up 21% and International was up 18%. Net sales in the Costumes segment increased 22% compared to Q4 2020 and were up 21% for the full year.

Net loss attributable to common stockholders decreased to $3.5 million, or $0.37 per basic and diluted share, compared to a net loss attributable to common stockholders of $11.7 million, or $2.55 per basic and diluted share for the fourth quarter of 2020. The net loss in both years included significant charges related to non-cash valuation adjustments. Excluding those elements, adjusted net income attributable to common stockholders (a non-GAAP measure) was $1.3 million, or $0.14 per basic and diluted share in the fourth quarter of 2021 versus a loss of $3.6 million or $0.80 per basic and diluted share in the fourth quarter of 2020. On a full-year basis, net loss attributable to common stockholders improved to $7.3 million vs. $15.5 million in 2020. Full-year adjusted net income attributable to common stockholders was $23.6 million, or $2.59 per diluted share, compared to a 2020 adjusted net loss of $6.3 million, or $1.72 per diluted share. See note below on “Use of Non-GAAP Financial Information.”

Adjusted EBITDA (a non-GAAP measure) for full-year 2021 grew for the fourth consecutive year to $49.2 million, the highest full-year level of Adjusted EBITDA since 2015 and at 7.9% of net sales, the highest EBITDA margin in 10+ years.

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $45.3 million as of December 31, 2021, compared to $92.7 million as of December 31, 2020.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Liquidity” is calculated as cash and cash equivalents, including restricted cash, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its fourth quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through February 24, 2022, ending at 10:00 p.m. Eastern Time/7:00 p.m. Pacific Time. The playback can be accessed by calling (855) 859-2056 or (404) 537-3406 for international callers, with passcode “4789542” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Perfectly Cute™, ReDo™ Skateboard Co, X-Power™, Disguise®, Moose Mountain®, Maui®, Fly Wheels™, Kitten Catfe™, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a new generation of clean beauty. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:

JAKKS Pacific Investor Relations

Lucas Natalini

(424) 268-9567

investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$44,521	$87,953
Restricted cash	811	4,740
Accounts receivable, net	147,394	102,254
Inventory	83,954	38,642
Prepaid expenses and other assets	10,877	17,239
Total current assets	287,557	250,828

Property and equipment	121,945	114,045
Less accumulated depreciation and amortization	108,796	100,534
Property and equipment, net	13,149	13,511

Operating lease right-of-use assets, net	16,950	24,393
Goodwill	35,083	35,083
Intangibles and other assets, net	4,308	5,554
Total assets	$357,047	$329,369

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$113,202	$79,799
Reserve for sales returns and allowances	46,285	42,108
Income taxes payable	1,004	484
Short term operating lease liabilities	10,477	9,925
Short term debt, net	2,104	5,950
Total current liabilities	173,072	138,266

Long term operating lease liabilities	8,039	16,883
Debt, non-current portion, net	93,415	150,410
Preferred stock derivative liability	21,282	8,062
Income taxes payable	215	947
Deferred tax liability, net	51	123
Total liabilities	296,074	314,691

Preferred stock accrued dividends	3,074	1,740

Stockholders' equity:
Common stock, $.001 par value	10	6
Additional paid-in capital	272,941	221,590
Accumulated deficit	(203,431)	(197,423)
Accumulated other comprehensive loss	(12,952)	(12,446)
Total JAKKS Pacific, Inc. stockholders' equity	56,568	11,727
Non-controlling interests	1,331	1,211
Total stockholders' equity	57,899	12,938
Total liabilities, preferred stock and stockholders' equity	$357,047	$329,369

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net sales	$187,964	$128,267	$621,116	$515,872
Less: Cost of sales
Cost of goods	111,497	68,277	343,130	274,867
Royalty expense	25,641	16,619	87,187	83,150
Amortization of tools and molds	784	1,342	7,842	8,090
Cost of sales	137,922	86,238	438,159	366,107
Gross profit	50,042	42,029	182,957	149,765
Direct selling expenses	19,252	15,703	43,069	41,590
General and administrative expenses	27,262	24,597	98,712	90,424
Depreciation and amortization	602	602	2,409	2,846
Restructuring charge	-	-	-	1,631
Pandemic related charges	-	-	-	366
Income from operations	2,926	1,127	38,767	12,908
Other income (expense):
Income from joint ventures	-	-	-	2
Other income (expense), net	190	135	446	301
Change in fair value of convertible senior notes	76	(5,022)	(16,419)	(2,265)
Change in fair value of preferred stock derivative liability	(4,207)	(2,191)	(13,220)	(2,815)
Gain on loan forgiveness	-	-	6,206	-
Loss on debt extinguishment	-	-	(7,351)	-
Interest income	3	2	13	22
Interest expense	(2,201)	(4,906)	(14,104)	(21,562)
Loss before provision for (benefit from) income taxes	(3,213)	(10,855)	(5,662)	(13,409)
Provision for (benefit from) income taxes	(60)	454	226	735
Net loss	(3,153)	(11,309)	(5,888)	(14,144)
Net income attributable to non-controlling interests	19	33	120	130
Net loss attributable to JAKKS Pacific, Inc.	$(3,172)	$(11,342)	$(6,008)	$(14,274)
Net loss attributable to common stockholders	$(3,513)	$(11,664)	$(7,342)	$(15,531)
Loss per share - basic and diluted	$(0.37)	$(2.55)	$(0.98)	$(4.27)
Shares used in loss per share - basic and diluted	9,511	4,575	7,498	3,634

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

(In thousands, except per share data)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

EBITDA and Adjusted EBITDA
Net loss	$(3,153)	$(11,309)	$(5,888)	$(14,144)
Interest expense	2,201	4,906	14,104	21,562
Interest income	(3)	(2)	(13)	(22)
Provision for (benefit from) income taxes	(60)	454	226	735
Depreciation and amortization	1,386	1,944	10,251	10,936
EBITDA	371	(4,007)	18,680	19,067
Adjustments:
Income from joint ventures	-	-	-	(2)
Other (income) expense, net	(190)	(135)	(446)	(301)
Restricted stock compensation expense	713	797	2,093	2,303
Change in fair value of convertible senior notes	(76)	5,022	16,419	2,265
Change in fair value of preferred stock derivative liability	4,207	2,191	13,220	2,815
Employee retention credit	-	-	(1,900)	-
Gain on loan forgiveness	-	-	(6,206)	-
Loss on debt extinguishment	-	-	7,351	-
Restructuring charge	-	-	-	1,631
Pandemic related charges	-	-	-	366
Adjusted EBITDA	$5,025	$3,868	$49,211	$28,144

Adjusted net income (loss) attributable to common stockholders
Net loss attributable to common stockholders	$(3,513)	$(11,664)	$(7,342)	$(15,531)
Restricted stock compensation expense	713	797	2,093	2,303
Change in fair value of convertible senior notes	(76)	5,022	16,419	2,265
Change in fair value of preferred stock derivative liability	4,207	2,191	13,220	2,815
Employee retention credit	-	-	(1,900)	-
Gain on loan forgiveness	-	-	(6,206)	-
Loss on debt extinguishment	-	-	7,351	-
Restructuring charge	-	-	-	1,631
Pandemic related charges	-	-	-	366
Tax impact of additional charges	-	13	-	(116)
Adjusted net income (loss) attributable to common stockholders	$1,331	$(3,641)	$23,635	$(6,267)
Adjusted earnings (loss) per share - basic	$0.14	$(0.80)	$3.15	$(1.72)
Shares used in adjusted earnings (loss) per share - basic	9,511	4,575	7,498	3,634
Adjusted earnings (loss) per share - diluted	$0.14	$(0.80)	$2.59	$(1.72)
Shares used in adjusted earnings (loss) per share - diluted	9,762	4,575	9,365	3,634